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                                                                     EXHIBIT 1.1

                                                            DRAFT: March 4, 2001


                          KINDER MORGAN MANAGEMENT, LLC

                                8,500,000 SHARES
                REPRESENTING LIMITED LIABILITY COMPANY INTERESTS

                              -------------------

                             UNDERWRITING AGREEMENT


Goldman, Sachs & Co.,
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Dain Rauscher Incorporated
First Union Securities, Inc.
   As representative(s) of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Kinder Morgan Management, LLC, a Delaware limited liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 8,500,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,275,000 additional shares (the "Optional Shares") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares."

         The Company, Kinder Morgan Energy Partners, L.P., a Delaware Partnership (the "Partnership"), the Operating Partnerships listed on Schedule II (the "Operating Partnerships"), Kinder Morgan G.P., Inc., a Delaware corporation (the "General Partner"), in its individual capacity and in its capacity as the general partner of the Partnership and each of the Operating Partnerships, and each of the subsidiary partnerships, limited liability companies and corporations listed on Schedule II are collectively referred to herein as the "Kinder Morgan Entities."

         Kinder Morgan, Inc., a Kansas corporation ("KMI"), Kinder Morgan (Delaware), Inc., a Delaware corporation, and those subsidiaries listed on
Schedule III are herein referred to as the "KMI Entities."

         1. Each of the Company, the Partnership, the General Partner and, with respect to information regarding itself and other KMI Entities in the Registration Statement or provided below,
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Kinder Morgan, Inc. ("KMI") represents and warrants to, and agrees with, each of the Underwriters that:

         (a) A registration statement (File No. 333-55866; File No. 333-55868) (the "Initial Registration Statement"), in respect of, in each case as described in the Initial Registration Statement, (a) the Shares, on Form S-1 and the i-units , the obligation of KMI to purchase the Shares, the exchange right offered by KMI to exchange common units of the Partnership ("Common Units") of the Partnership for Shares and the Common Units to be issued in such exchange, on Form S-3, has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and
(ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, are hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a

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material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;(c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (e) None of the Kinder Morgan Entities or the KMI Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capitalization or long-term debt of the Kinder Morgan Entities or the KMI Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders', interestholders' or unitholders' equity or results of operations of the Kinder Morgan Entities, taken as a whole, or the KMI Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

         (f) Each of the Kinder Morgan Entities and the KMI Entities (in the case of Kinder Morgan CO2 Company and RCG, to the Company's knowledge) has good and marketable title (or indefeasible title in the State of Texas) in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and

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defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Kinder Morgan Entities and KMI Entities; and any real property and buildings held under lease by a Kinder Morgan Entity or KMI Entity (in the case of Kinder Morgan CO2 Company and RCG, to the Company's knowledge) is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Kinder Morgan Entities and KMI Entities;

         (g) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware, with power and authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification (except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Kinder Morgan Entities, taken as a whole, or the KMI Entities, taken as a whole, or subject the Partnership or its partners to any material liability or disability (a "Material Adverse Effect"). The Company was organized for the purpose of the transactions contemplated herein and in the Prospectus. Except as described in the Prospectus, the Company has not engaged in any business activities other than in connection with its organization and the transactions contemplated herein. The General Partner is the Company's sole member, and owns all issued and outstanding equity securities of the Company other than the Shares to be issued as contemplated herein are owned by the General Partner. Complete and correct copies of the Certificate of Formation and the Limited Liability Company Agreement of the Company have been delivered to the Underwriters;

         (h) Each of the Company, the Partnership and KMI has an authorized capitalization as set forth in the Prospectus, and all of the issued equity securities of the Company and the Partnership have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware Limited Liability Company Act (the "Delaware LLC Act") or the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act" ) non-assessable and substantially conform to the descriptions thereof in the Prospectus;

         (i) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification (except where the failure to be so licensed or qualified would not have a Material Adverse Effect). Complete and correct copies of the Certificate of Limited Partnership of the Partnership, and all amendments thereto, and of the Agreement of Limited Partnership of the Partnership, as amended and restated (the "Partnership Agreement"), have been delivered to the Underwriters;

         (j) KMI has been duly incorporated and is validly existing as a corporation in good standing under the laws of Kansas, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it

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owns or leases properties or conducts any business so as to require such qualification (except where the failure to be so licensed or qualified would not have a Material Adverse Effect). KMI owns, directly or indirectly, 11,312,000 Common Units and 2,656,700 class B units of the Partnership ("Class B Units") free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interest, equities or charges as are not, individually or in the aggregate, material to such interest ownership or as described in the Prospectus). KMI wholly owns Kinder Morgan (Delaware), Inc., which wholly owns the General Partner. Such Common Units, Class B Units and shares of stock in Kinder Morgan (Delaware), Inc. and the General Partner have been duly and validly authorized and issued and are fully paid and (except
(i) as required to the contrary by the Delaware LP Act), non-assessable. Complete and correct copies of the Certificate of Incorporation of KMI and Kinder Morgan (Delaware), Inc., and all amendments thereto, and of the By-Laws of KMI and Kinder Morgan (Delaware), Inc., as amended, have been delivered to the Underwriters;

         (k) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification (except where the failure to be so licensed or qualified would not have a Material Adverse Effect). The General Partner owns all equity securities of the Company and such equity securities have been duly and validly authorized and issued and are fully paid and (except (i) as required to the contrary by the Delaware LLC Act), non-assessable. Except as described in the Prospectus, the General Partner has delegated all of its power to control and manage the business and affairs of the Partnership to the Company. Complete and correct copies of the Certificate of Incorporation of the General Partner, as amended, and of the By-Laws of the General Partner, as amended, have been delivered to the Underwriters;

         (l) The General Partner is the sole general partner of the Partnership and each of the Operating Partnerships; such general partner interests are duly authorized by the Partnership Agreement and the Agreements of Limited Partnership of the respective Operating Partnerships, as the case may be, and were validly issued to the General Partner; and the General Partner owns each such general partner interest free and clear of all liens, encumbrances, security interests, equities or charges (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus);

         (m) The only meaningful and active subsidiaries (as such term is defined in the rules and regulations of the Commission under the Act and the Exchange Act) of the Partnership or other entities in which the Partnership, the General Partner, any of the Operating Partnerships or SFPP, L.P. has an equity ownership interest of 50% or more and that own assets or conduct business are those listed on Schedule II hereto (the "Partnership Subsidiaries"). The only meaningful and active subsidiaries (as such term is defined in the rules and regulations of the Commission under the Act) of KMI or other entities in which KMI has an equity ownership interest of 50% or more and that own assets or conduct business are those listed on Schedule III hereto (the "KMI Subsidiaries"). All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests of each of the Partnership Subsidiaries and KMI Subsidiaries have been duly and validly authorized and issued and are fully paid and (except (i) as required to the contrary by the Delaware LLC Act and the Delaware LP Act and (ii) with respect to any general

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partner interests) non-assessable, and are owned by the Partnership or KMI, as applicable, directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interest, equities or charges as are not, individually or in the aggregate, material to such interest ownership or as described in the Prospectus)

         (n) Each of the Partnership Subsidiaries and the KMI Subsidiaries has been duly formed or incorporated and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

         (o) The Shares and i-units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein (or in the case of the i-units in the Prospectus), will be duly and validly issued and fully paid and (except as non-assessability may be affected by the Delaware LLC
Act) non-assessable and will substantially conform to the descriptions thereof contained in the Prospectus;

         (p) The issue and sale of the Shares by the Company, the execution of, and the compliance by the Company, the General Partner, the Partnership and KMI (as applicable) with all of the applicable provisions of, this Agreement, the Purchase Agreement, the Exchange Agreement, the Partnership Registration Rights Agreement, the KMI Registration Rights Agreement, the Tax Indemnity Agreement, the Management Agreement, the Amended and Restated Agreement of Limited Partnership of the Partnership, the Amended and Restated Agreements of Limited Partnership of the Operating Partnerships and the Company's Limited Liability Company Agreement, (all as described in the Prospectus) and the consummation of the transactions contemplated herein, therein and in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Kinder Morgan Entities or KMI Entities is a party or by which any of the Kinder Morgan Entities or KMI Entities is bound or to which any of the property or assets of any of the Kinder Morgan Entities or KMI Entities is subject, except where any such foregoing occurrence in this paragraph will not prevent the consummation of the transactions contemplated herein or in the Prospectus and would not have a Material Adverse Effect; nor will such action result in any violation of the provisions of any of the formation or incorporation, as applicable, or governing documents of any of the Kinder Morgan Entities or KMI Entities or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Kinder Morgan Entities or KMI Entities or any of the properties of such entities; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement or the Prospectus, except the registration under the Act as described in Section 1(a) herein and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

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         (q) None of the Kinder Morgan Entities or KMI Entities (in the case of
Kinder Morgan CO2 Company, L.P., to the Company's knowledge) is (a) in violation of its formation or incorporation, as applicable, or governing documents or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations or defaults as would not have a Material Adverse Effect;

         (r) The statements set forth in the Prospectus under the captions "Description of the Shares," "Description of the i-units" "Description of the Common Units" and "Kinder Morgan Energy Partners, L.P.'s Distribution Policy," insofar as they purport to constitute a summary of the terms of the Shares, i-units and Common Units, and under the captions "Limited Liability Company Agreement," "Federal Income Tax Considerations Relating to Our Shares and the Kinder Morgan Energy Partners Common Units" and" "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

         (s) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Kinder Morgan Entities or KMI Entities is a party or of which any property of the Kinder Morgan Entities or KMI Entities is the subject which, if determined adversely to such Kinder Morgan Entity or KMI Entity, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's and KMI's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (t) Each of the Company, the Partnership, the General Partner, Kinder Morgan (Delaware), Inc. and KMI is, and after giving effect to the offering and sale of the Shares and other related transactions contemplated in the Prospectus, will be, exempt from regulation as (i) a "holding company" or a "subsidiary company" of a "holding company" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company," a person "controlled by" an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (u) PricewaterhouseCoopers LLP, Arthur Andersen LLP and Ernst & Young LLP, who have certified certain financial statements of the Kinder Morgan Entities and the KMI Entities, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

         (v) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Partnership, KMI, the General Partner, Kinder Morgan Interstate Gas Transmission LLC, Trailblazer Pipeline Company, RCG and the GATX Terminals Companies, as of the respective dates thereof and the consolidated results of operations and cash flows of such entities for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Partnership are required by the Act, the Exchange Act or the rules and regulations of the Commission under such acts to be included in the Registration Statement or the Prospectus. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations

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are true and correct in all material respects. Any statements made in the
Prospectus or documents incorporated by reference that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith;

         (w) Any summary and selected financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or the notes thereto. The pro forma financial statements included in or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations of the Commission under such acts, have been prepared on a basis consistent with the historical consolidated financial statements of the Partnership and KMI (as applicable) and give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith; and the historical financial statements upon which the pro forma financial statements included in the Registration Statement and the Prospectus are based present fairly the consolidated results of operations of the applicable entities for the period covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved .

         (x) Each of the Company, the Partnership, the General Partner and KMI has all of the necessary limited liability company, partnership and corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, the Partnership, the General Partner and KMI. The Partnership has all necessary partnership power and authority to enter into this Agreement and any Pricing Agreement. This Agreement constitutes a valid and binding agreement of the Company, the Partnership, the General Partner and KMI and is enforceable against the Company, the Partnership, the General Partner and KMI in accordance with the terms hereof, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, (ii) to general equity principles and (iii) as the rights to indemnification or contribution thereunder may be limited by federal or state securities laws;

         (y) Each of the Company, the General Partner, the Partnership, and KMI (as applicable) has all of the necessary limited liability company, partnership and corporate power and authority to enter into, as applicable, the Purchase Agreement, the Exchange Agreement, the Partnership Registration Rights Agreement, the KMI Registration Rights Agreement, the Tax Indemnity Agreement, the Management Agreement, the Amended and Restated Agreement of Limited Partnership of the Partnership, the Amended and Restated Agreements of Limited Partnership of the Operating Partnerships and the Company's Limited Liability Company Agreement, (all as described in the Prospectus), and consummate the transactions contemplated thereby. Such Agreements have been duly authorized, executed and delivered by the Company, the Partnership and KMI (as applicable) and conform to the descriptions thereof in the Prospectus. Each of such agreements constitutes a valid and legally binding agreement of the parties thereto, enforceable against the each of such parties in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, (ii) to general equity principles and (iii) as the rights to indemnification or contribution thereunder may be limited by federal or state securities laws.

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         (z) There are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any partnership or membership interests (including the Shares) or shares of stock of any of the Kinder Morgan Entities pursuant to any partnership or limited liability company agreement, any articles or certificates of incorporation or other governing documents or any agreement or other instrument to which any of the Kinder Morgan Entities is a party or by which any of such entities may be bound (other than (a) the General Partner's preemptive right contained in the Partnership Agreement, (b) in the partnership agreements of PPLC, Trailblazer Pipeline and RCG, and (c) as set forth in or incorporated by reference into the Prospectus). Neither the offering and sale of Shares, as contemplated by this Agreement, nor the other related transactions described in the Prospectus, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Partnership, the Company or the General Partner (except as provided in the Partnership Registration Rights Agreement and the KMI Registration Rights Agreement or as otherwise described in the Prospectus). There are no other rights entitling any holder of securities of the Partnership, the Company or the General Partner to register any of such securities ([other than pursuant to the Registration Rights Agreement, dated February 1, 2000, among the Partnership and the former shareholders of Milwaukee Bulk Terminals, Inc.]) Except for certain grants made under the Partnership's Executive Compensation Plan and the Partnership Common Unit Option Plan, there are no outstanding options or warrants to purchase any Shares, Common Units or other securities of any of the Kinder Morgan Entities.

         (aa) Each of the Kinder Morgan Entities and KMI Entities maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the knowledge of the Partnership, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (bb) Except as disclosed in the Prospectus, none of the Kinder Morgan Entities or KMI Entities has violated any federal or state law or regulation relating to the protection of human health or the environment except for any violations and remedial actions as would not have a Material Adverse Effect;

         (cc) Prior to the date hereof, none of the Kinder Morgan Entities or KMI Entities has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Partnership or the Company in connection with the offering of the Shares;

         (dd) None of the Kinder Morgan Entities or KMI Entities is involved in any labor dispute and, to the knowledge of the Company, no such dispute has been threatened, except for such disputes as would not have a Material Adverse Effect;

         (ee) None of the Kinder Morgan Entities or KMI Entities is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Kinder Morgan Entity or KMI Entity or any of its properties, as applicable, except where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and

         (ff) [GATX agreement/transaction status

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

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $................, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 1,275,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ............., 2001 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Vinson & Elkins, 666 Fifth Avenue, 26th floor, New York, NY 10103 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. Each of the Company, the General Partner, the Partnership and KMI (except in the case of (d), (f), (g), (h) and (m) agrees with each of the
Underwriters:

            (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the transactions contemplated by the Prospectus; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares, i-units or Common Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares, i-units and Common Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, i-units and Common Units, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (d) To make generally available to the Company's Shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) complying with
Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

            (e) During the period beginning from the date hereof and continuing to and including the date (i) 60 days after the date of the Prospectus with respect to Common Units or any securities substantially similar thereto or (ii) 180 days after the date of the Prospectus with respect to Shares, i-units or any securities substantially similar thereto (but not including Common Units), not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company or the Partnership that are, or are substantially similar to, Shares, i-units or Common Units, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares, i-units or Common Units or any such substantially similar securities (other than (A) the sale of i-units by Kinder Morgan Energy Partners to the Company and subsequent quarterly distributions of i-units and Shares as contemplated by the Prospectus,
(B) in connection with the acquisition of assets (other than cash), businesses or the capital stock or other ownership interests of businesses by any of Kinder Morgan, Inc., Kinder Morgan Energy Partners, L.P., or any subsidiary of Kinder Morgan, Inc. owning Common Units or Class B Units on the date hereof, or any operating subsidiary of Kinder Morgan Energy Partners, L.P. owning Common Units or Class B Units on the date hereof, if the recipient(s) of such securities agree(s) not to offer, sell, contract to sell, or otherwise dispose of during such lock-up period any such securities received in connection with such acquisition(s) and (C) pursuant to employee unit option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) without your prior written consent, it being expressly agreed that the foregoing restriction shall preclude the Partnership, the General Partner, KMI and the Company from engaging, directly or indirectly, in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of Shares, i-units or Common Units, or even if such Shares, i-units or Common Units would be disposed of by someone other than the Partnership, the General Partner, KMI or the Company, including, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Shares, i-units or Common Units or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares, i-units or Common Units;

            (f) To furnish to the Shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, [interest]holders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to the Shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

            (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to Shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its Shareholders generally or to the Commission);

            (h) To use the net proceeds received by them from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds" (Including the Purchase by the Company of i-units with the proceeds of the sale of Shares, and the use by the Partnership of such proceeds to pay down its outstanding indebtedness);

            (i) To use its best efforts to [list, subject to notice of issuance, the Shares on the ................. Stock Exchange (the "Exchange")] [list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ")];

            (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

            (k) If the Company, the Partnership or KMI elects to rely upon Rule 462(b), the Company, the Partnership and KMI shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company, the Partnership and KMI shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

            (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

            (m) To maintain the effectiveness of a registration statement for a continuous offering of Common Units to be delivered by the Partnership upon the exchange of Shares (subject to the terms of the Partnership Registration Rights Agreement).

            (n) [To maintain the effectiveness of a registration statement for the Shares to be received by KMI in the exchange listed in (m) immediately above (subject to the terms of the KMI Registration Rights Agreement).]

            (o) KMI shall establish and maintain at all times a reserve of Common Units in an amount that is enough to effect the exchange of at least 20% of all Shares outstanding (not including any owned by KMI).

            (p) The Partnership shall duly authorize and issue i-units to the Partnership as contemplated in the Prospectus under "Use of Proceeds."

            (q) To effect and maintain the delegation of the control and management of the business and affairs of the Partnership from the General Partner to the Company and all other related covenants listed in the Prospectus; and

            (r) To authorize, execute and deliver each of the Purchase Agreement, the Exchange Agreement, the Partnership Registration Rights Agreement, the KMI Registration Rights Agreement, the Tax Indemnity Agreement, the Management Agreement, the Amended and Restated Agreement of Limited Partnership of the Partnership, the Amended and Restated Agreements of Limited Partnership of the Operating Partnerships and the Company's Limited Liability Company Agreement, (all as described in the Prospectus).

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration described in Section 1(a) and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares, i-units , or Common Units; (iii) all expenses in connection with the qualification of the Shares, i-units , or Common Units for offering and sale under state securities laws as provided in Section 5(b) hereof, but not including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment memoranda (iv) all fees and expenses in connection with listing the
Shares on the [....... STOCK Exchange][NASDAQ]; the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing certificates representing the Shares, i-units or Common Units; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, the Partnership, the General Partner and KMI herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company, the Partnership, the General Partner and KMI shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company, the Partnership or KMI has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion, dated such Time of Delivery, with respect to the matters covered in paragraphs (i) (insofar as it relates to the due formation and good standing of the Company and the Partnership in Delaware and the Company's and the Partnership's power and authority to conduct its business as described in the Registration Statement and the Prospectus, as amended or supplemented), (vii), (xi) (insofar as it relates to the statements set forth in the Prospectus under the caption "Underwriting" and (xvi) (insofar as it relates to the Registration Statement and the Prospectus) of subsection (c) below and a letter substantially similar to the letter required to be delivered by Bracewell & Patterson, L.L.P. pursuant to subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Bracewell & Patterson, L.L.P., counsel for the Company, the Partnership, the General Partner and KMI, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                (i) Each of the Company, the Partnership, the General Partner, Kinder Morgan (Delaware), Inc., KMI and those subsidiaries listed on Schedule IV (collectively, the "Subsidiaries") has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and each such entity has the partnership, limited liability company or corporate power and authority to conduct its business as described in the Prospectus, as amended or supplemented;

                (ii) At such Time of Delivery after giving effect to the issuance of the Firm Shares, to the knowledge of such counsel after due inquiry, the capitalization of the Company will consist of [ ] Shares ([ ] Shares if all of the Optional Shares are issued) and [ ] membership interests owned by the General Partner and the capitalization of the Partnership will consist of [ ] Common Units, [ ] of which are owned by KMI, [ ] Class B units [ ] of which are owned by KMI, and [ ] i-units, owned by the Company; to the knowledge of such counsel, after due inquiry, such securities will be the only equity securities that are issued and outstanding of such entities at such Time of Delivery; all of such securities have been duly and validly authorized and issued and are fully paid and nonassessable (except as such non-assessability may be affected by certain provisions of the Delaware LLC Act and Delaware LP
Act), and the Shares, the i-units and the Common Units conform in all material respects to the descriptions thereof contained or incorporated by reference in the Prospectus, as amended or supplemented;

                (iii) To the knowledge of such counsel after due inquiry, each of the entities listed in (i) is duly qualified to do business and is in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as applicable, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except in the case where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

                (iv) All of the outstanding shares, limited liability company interests, limited partner interests and general partner interests of each of the General Partner, Kinder Morgan (Delaware), Inc. and the Subsidiaries have been duly and validly authorized and issued and (either at the Time of Delivery will be, or) are fully paid and (except (i) as required to the contrary by the Delaware LP Act or Delaware LLC Act and (ii) with respect to any general partner interests) nonassessable, and, except as otherwise set forth in the Prospectus are owned by the Partnership or KMI, directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interest, equities, or charges as are not, individually or in the aggregate, material to such interest ownership or as described in the Prospectus); and none of such outstanding shares of stock, limited liability company interests or partnership interests were issued in violation of any preemptive or similar rights of any holder of any security or other interest of such entities;

                (v) The General Partner is the sole general partner of the Partnership and each of the Operating Partnerships; such general partner interests are duly authorized by the Partnership Agreement and the Agreements of Limited Partnership of the respective Operating Partnerships, as the case may be, and were validly issued to the General Partner; and the General Partner owns each such general partner interest free and clear of all liens, encumbrances, security interests, equities or charges (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus or as described in the Registration Statement or the Prospectus, as amended or supplemented and except as provided in the Operating Partnership Agreements);

                (vi) To such counsel's knowledge after due inquiry and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Company, the Partnership, the General Partner, Kinder Morgan (Delaware), Inc., KMI or the Subsidiaries is a party or of which any property of such entities is the subject which, if determined adversely to such entities, would individually or in the aggregate, reasonably be expected to have a material adverse effect on the current or future consolidated financial position; stockholders; interestholders' or unitholders' equity or results of operations of the Kinder Morgan Entities or KMI Entities, except such counsel need not express an opinion with respect to Kinder Morgan CO2 Company, L.P., and, to such counsel's knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                (vii) This Agreement has been duly authorized, executed and delivered by the Company, the Partnership the General Partner and KMI;

                (viii) Each of the Purchase Agreement, the Exchange Agreement, the Partnership Registration Rights Agreement, the KMI Registration Rights Agreement, the Tax Indemnity Agreement, the Management Agreement, the Amended and Restated Agreement of Limited Partnership of the Partnership, the Amended and Restated Agreements of Limited Partnership of the Operating Partnerships and the Company's Limited Liability Company Agreement, (all as described in the Prospectus) has been duly authorized, executed and delivered by the Company, the Partnership, the General Partner and KMI (as applicable). Each of such agreements constitutes a valid and legally binding agreement of the parties thereto, enforceable against the each of such parties in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, (ii) to general equity principles and (iii) as the rights to indemnification or contribution thereunder may be limited by federal or state securities laws. Each of the Company, the Partnership, the General Partner, and KMI has all necessary entity power and authority to consummate the transactions contemplated thereby and hereby;

                (ix) The issue and sale of the Shares by the Company, the issue and sale of the i-units by the Partnership to the Company, the execution of, and the compliance by the Company, the General Partner, the Partnership and KMI with all of the applicable provisions of, this Agreement, the Purchase Agreement, the Exchange Agreement, the Partnership Registration Rights Agreement, the KMI Registration Rights Agreement, the Tax Indemnity Agreement, the Management Agreement, the Amended and Restated Agreement of Limited Partnership of the Partnership, the Amended and Restated Agreements of Limited Partnership of the Operating Partnerships and the Company's Limited Liability Company Agreement, (all as described in the Prospectus), and the consummation of the transactions contemplated herein and in the Prospectus (including the Section entitled "Use of Proceeds") will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Partnership's 2000 Form 10-K or KMI's 2000 Form 10-K; (B) result in any violation of the provisions of any of the formation or incorporation, as applicable, or governing documents of any of the Company, the Partnership, the General Partner, Kinder Morgan (Delaware), Inc., KMI or the Subsidiaries, except such counsel need not express an opinion with respect to Kinder Morgan CO2 Company, L.P., or (C) breach or otherwise violate an existing obligation of any of the Company, the Partnership, the General Partner, Kinder Morgan (Delaware), Inc., KMI or the Subsidiaries, except such counsel need not express an opinion with respect to Kinder Morgan CO2 Company, L.P., under any existing court or administrative order, judgment or decree of which such counsel has knowledge after due inquiry or (D) violate any applicable provisions of the federal laws of the United States (including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the laws of the State of Texas, the Delaware General Corporation Law (the "DGCL"), the Delaware LLC Act or the Delaware LP Act;

                (x) No consent, approval, authorization, order, registration, filing or qualification of or with any federal, Delaware or Texas court or governmental agency or body is required under federal (including the HSR Act) or Texas law, the DGCL, the Delaware LLC Act or the Delaware LP Act for the issue and sale of the Shares being delivered at such Time of Delivery, the issue and sale of the i-units by the Partnership to the Company or the consummation by the Company, the Partnership or KMI of the transactions contemplated by this Agreement, the Purchase Agreement, the Exchange Agreement, the Partnership Registration Rights Agreement, the KMI Registration Rights Agreement, the Tax Indemnity Agreement, the Management Agreement, the Amended and Restated Agreement of Limited Partnership of the Partnership, the Amended and Restated Agreements of Limited Partnership of the Operating Partnerships and the Company's Limited Liability Company Agreement, (all as described in the Prospectus), except (a) such as have been obtained under the Act, (b) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or by the By-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and (c) such as the failure to obtain or make would not be reasonable expected, individually or in the aggregate, to have a material adverse effect on the current or future consolidated position, stockholders', unitholders' or interestholders' equity or results of operations of the Kinder Morgan Entities or KMI Entities;

                (xi) The Registration Statement was declared effective under the Act by the Commission and to the knowledge of such counsel after due inquiry, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated. Any required filing of the Prospectus relating to the sale of the Shares pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule;

                (xii) The statements set forth in the Prospectus under the captions "Description of the Shares," "Description of the i-units," "Description of the Common Units" and "Kinder Morgan Energy Partners, L.P.'s Distribution Policy," insofar as they purport to constitute a summary of the terms of the Shares, i-units and Common Units, and under the captions "Limited Liability Company Agreement," "Federal Income Tax Considerations Relating to Our Shares and the Kinder Morgan Energy Partners Common Units" and "Underwriting," insofar as they purport to describe the provisions of federal law, Texas law, the DGCL, the Delaware LLC Act or the Delaware LP Act and documents referred to therein, are accurate, complete and fair in all material respects;

                (xiii) Each of the Company, the Partnership, KMI, Kinder Morgan (Delaware), Inc. and the General Partner is exempt from regulation as a (a) "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                (xiv) The Shares have been approved for listing [, subject to notice of issuance, on the Exchange] [for quotation on NASDAQ];

                (xv) To the knowledge of such counsel after due inquiry, except as disclosed in the Registration Statement or the Prospectus, as amended or supplemented, no person or entity has the right to require the registration under the Act of Shares, i-units or Common Units or other securities of the Company or the Partnership by reason of the filing or effectiveness of the Registration Statement, which has not been waived;

                (xvi) None of the Shares, i-units or Common Units registered by the Registration Statement will be subject to any preemptive or similar right under (i) the Delaware LLC Act, the Delaware LP Act or the DGCL, (ii) the Partnership Agreement (except for the General Partner's preemptive right contained in Section 4.5 of the Partnership Agreement, which has been waived with respect to the transactions contemplated by the Prospectus) or (iii) any instrument, document, contract or agreement filed as an exhibit to or incorporated by reference in the Registration Statement. Except as (i) described in the Registration Statement or the Prospectus, (ii) the Partnership's Executive Compensation Plan, and (iii) the Partnership's Common Unit Option Plan, to the knowledge of such counsel after due inquiry, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any Shares, i-units or Common Units or any partnership or membership interest or share of capital stock of any of the Kinder Morgan Entities or KMI Entities to any person or any security or other instrument that by its terms is convertible into, exercisable for and exchangeable into Shares, i-units or Common Units. To the knowledge of such counsel after due inquiry, there are no rights entitling any holder of Shares, i-units, or Common Units to cause the Company or the Partnership to register any of such interests (other than pursuant to (x) this Agreement, (y) the Registration Rights Agreement, dated February 1, 2000, among the Partnership and the former shareholders of Milwaukee Bulk Terminals, Inc. and (z) the Partnership Registration Rights Agreement and the KMI Registration Rights Agreement.).

                (xvii) Upon delivery of the certificates evidencing the Shares against payment therefor as provided in this Agreement, the Underwriters will acquire the Shares free of all adverse claims (as such term is defined in Section 8-302 of the Uniform Commercial Code as in effect in the State of Delaware (the "UCC"), assuming (i) the Underwriters are acting in good faith,
(ii) the Underwriters have no notice of any adverse claim (as such term is used in Section 8-302 of the UCC) and (iii) the certificates evidencing the Shares are registered in the names of the Underwriters or endorsed to the Underwriters or nominees of the Underwriters;

                (xviii) The Registration Statement and the Prospectus (including any documents incorporated by reference in the Prospectus, when such documents became effective or were filed with the Commission), as amended or supplemented, appear on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (other than the financial statements and related schedules and other financial data contained therein, as to which such counsel need express no opinion).

         Such counsel shall also deliver a letter to the effect that they have participated in conferences with officers and other representatives of the Company, the Partnership, and KMI, representatives of such entities' accountants, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, based upon such participation and review, and relying as to materiality in part upon the factual statements of the officers and other representatives of the Company, the Partnership, KMI and others, no facts have come to such counsel's attention that have caused them to believe that, as of its effective date, the

Registration Statement or any further amendment thereto made by the Company, the Partnership or KMI prior to such Time of Delivery (other than the financial statements and related schedules and other financial data contained therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company, the Partnership or KMI prior to such Time of Delivery (other than the financial statements and related schedules and other financial data contained therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or that, as of such Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Partnership, the Company or KMI prior to such Time of Delivery (other than the financial statements and related schedules and other financial data contained therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel have no reason to believe that the documents incorporated by reference in the Prospectus, as amended or supplemented or any further amendment or supplement thereto made by the Partnership, the Company or KMI prior to such Time of Delivery (other than the financial statements and related schedules and other financial data contained therein and the exhibits thereto, as to which such counsel need express no opinion) or any subsequent documents incorporated by reference in the Prospectus, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission (other than the financial statements and related schedules and other financial data contained therein and the exhibits thereto, as to which such counsel need express no opinion), an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

         Such letter may state that, because the primary purpose of such counsel's engagement was not to establish or confirm factual matters or financial matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement and the Prospectus, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent expressly set forth in paragraph (xi) of this Section 7(c)), and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); and that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and related schedules included in the Registration Statement and the Prospectus, and they have not examined the financial or other records from which such financial statements and related schedules and other financial data contained therein were derived.

         In rendering such opinion such counsel may state that they express no opinion as to the laws of any jurisdiction other than federal law, Texas law, [the Colorado Limited Liability Company Act], [the Kansas General Corporation Law], the DGCL, the Delaware LLC Act and the Delaware LP Act.

            (d) On the date of the Prospectus, at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP, Arthur Andersen LLP and Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

            (e) Shearman & Sterling, special counsel for the Company, the Partnership and the General Partner, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that each of the Company, the Partnership, and the General Partner is exempt from registration as an "investment company" or an entity "controlled by" an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (f) (i) None of the Kinder Morgan Entities or the KMI Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the partners' capital or capital stock, as applicable, or long-term debt of the any of the Kinder Morgan Entities or the KMI Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders', unitholders' or interestholders' equity or results of operations of any of the Kinder Morgan Entities or the KMI Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Kinder Morgan Entities' or KMI Entities' debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Kinder Morgan Entities' or KMI Entities' debt securities or preferred stock;

            (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange [or on NASDAQ]; (ii) a suspension or material limitation in trading in the Company's securities on [ ] or the Partnership's or KMI's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (i) The Shares to be sold at such Time of Delivery shall have been duly listed [, subject to notice of issuance, on the Exchange] [for quotation on NASDAQ];

            (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from [Roy N. Cook], each executive officer, director or 5% equity holder of the Company and the Partnership, other than the General Partner and KMI, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

            (k) The Company, the Partnership and KMI shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

            (l) The Company, the General Partner the Partnership and KMI shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, the Partnership, the General Partner and KMI satisfactory to you as to the accuracy of the representations and warranties of the Company the Partnership, the General Partner and KMI herein at and as of such Time of Delivery, as to the performance by each of the Company the Partnership, the General Partner and KMI of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

            (m) The following documents shall have been duly authorized, executed and delivered and be in full force and effect: the Purchase Agreement, the Exchange Agreement, the Partnership Registration Rights Agreement, the KMI Registration Rights Agreement, the Tax Indemnity Agreement, the Management Agreement, the Amended and Restated Agreement of Limited Partnership of the Partnership, the Amended and Restated Agreements of Limited Partnership of the Operating Partnerships and the Company's Limited Liability Company Agreement, (all as described in the Prospectus).

            (n) The successful delegation of the General Partner's control and management of the business and affairs of the Partnership shall have occurred.

            (o) [Consummation of the GATX transaction; CUPC order].

         8. (a) Each of the Company, the Partnership and, with respect to information regarding itself, KMI, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any

Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company, the Partnership and KMI shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

            (b) Each Underwriter will indemnify and hold harmless the Company, the Partnership and KMI against any losses, claims, damages or liabilities to which the Company the Partnership and KMI may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Partnership and KMI on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Partnership and KMI on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Partnership and KMI on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership or KMI on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Partnership, KMI and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company, the Partnership and KMI under this Section 8 shall be in addition to any liability which the Company, the Partnership or KMI may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any

Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, the Partnership and KMI (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company the Partnership and KMI) and to each person, if any, who controls the Company, the Partnership or KMI within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery(5), you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Partnership, the General Partner and KMI and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Partnership, the General Partner or KMI or any officer or director or controlling person of the Company the Partnership, the General Partner or KMI, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Partnership, the General Partner and KMI and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, the Partnership, the General Partner and KMI and each person who controls the Company, the Partnership, the General Partner and KMI or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                     Very truly yours,

                                     Kinder Morgan Management, LLC

                                     By: Kinder Morgan GP, Inc., its Manager and
                                         sole Member


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     Kinder Morgan Energy Partners, LP

                                     By: Kinder Morgan GP, Inc., its General
                                         Partner


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     Kinder Morgan GP, Inc.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     Kinder Morgan, Inc.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Accepted as of the date hereof:

[GOLDMAN, SACHS & CO.
CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
DAIN RAUSCHER INCORPORATED
FIRST UNION SECURITIES, INC.

BY:
   --------------------------------
        (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                        [NUMBER OF OPTIONAL
                                                                                           SHARES TO BE
                                                                TOTAL NUMBER OF            PURCHASED IF
                                                               [FIRM(5)] SHARES           MAXIMUM OPTION
                   UNDERWRITER                                 TO BE PURCHASED               EXERCISED
                   -----------                                 ----------------         -------------------
Goldman, Sachs & Co. ............................
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Dain Rauscher Incorporated
First Union Securities, Inc. ....................
[NAMES OF OTHER UNDERWRITERS]....................




















                                                               ----------------         -------------------
                    Total........................                                                          (5)]
                                                               ================         ===================

                                   SCHEDULE II

Partnership Subsidiaries

[Kinder Morgan Operating L.P. "A," a Delaware limited partnership ("OLP-A"), Kinder Morgan Operating L.P. "B," a Delaware limited partnership ("OLP-B"), Kinder Morgan Operating L.P. "C," a Delaware limited partnership ("OLP-C"), Kinder Morgan Operating L.P. "D," a Delaware limited partnership ("OLP-D" and, together with OLP-A, OLP-B and OLP-C, the "Operating Partnerships"),
SFPP, L.P., a Delaware limited partnership ("SFPP"),
Kinder Morgan Bulk Terminals, Inc., a Louisiana corporation ("KMBT"),
Kinder Morgan CO2 Company, L.P., a Texas limited partnership ("KMCO2"),
CO2 Liquidating, LLC, a Delaware limited liability company,
Plantation Pipe Line Company, a Delaware and Virginia corporation ("PPLC"), Kinder Morgan Interstate Gas Transmission LLC, a Colorado single-member limited liability company ("KMIG"),
Kinder Morgan Trailblazer LLC, a Delaware single-member limited liability company,
CGT Trailblazer, L.L.C., a Delaware single-member limited liability company, Trailblazer Pipeline Company, an Illinois general partnership,
Red Cedar Gathering Company, a Colorado general partnership ("RCG"),
Dakota Bulk Terminal, Inc., a Wisconsin corporation,
Heartland Pipeline Company, a Texas [corporation][general partnership],
[River Consulting, Inc., a Louisiana corporation],
Milwaukee Bulk Terminals, Inc., a Wisconsin corporation,
[Western Plant Services, Inc., a California corporation,]
Delta Terminal Services, Inc., a Delaware corporation
Queen City Terminals, Inc., a Delaware corporation
Kinder Morgan Canada Company, a Nova Scotia unlimited liability company
Kinder Morgan Transmix Company L.L.C., a [   ]
Kinder Morgan Texas Pipeline, L.P., a Delaware limited partnership
[Kinder Morgan Texas Pipeline, Inc], a [          ],
[Coyote Gas Treating LLC], a [          ],
[Shell CO2 Company], a[        ],
[GATX-related entity]
others?]

                                  SCHEDULE III

KMI Subsidiaries

                                   SCHEDULE IV

Subsidiaries (for legal opinion)

[Kinder Morgan Operating L.P. "A," a Delaware limited partnership ("OLP-A"), Kinder Morgan Operating L.P. "B," a Delaware limited partnership ("OLP-B"), Kinder Morgan Operating L.P. "C," a Delaware limited partnership ("OLP-C"), Kinder Morgan Operating L.P. "D," a Delaware limited partnership ("OLP-D" and, together with OLP-A, OLP-B and OLP-C, the "Operating Partnerships"),
SFPP, L.P., a Delaware limited partnership ("SFPP"),
Kinder Morgan Bulk Terminals, Inc., a Louisiana corporation ("KMBT"),
Kinder Morgan CO2 Company, L.P., a Texas limited partnership ("KMCO2"),
Kinder Morgan Interstate Gas Transmission LLC, a Colorado single-member limited liability company ("KMIG")
Kinder Morgan Transmix Company L.L.C., a [   ]
Kinder Morgan Texas Pipeline, L.P., a Delaware limited partnership
Heartland Pipeline Company, a Texas [corporation][general partnership],
Delta Terminal Services, Inc., a Delaware corporation
Queen City Terminals, Inc., a Delaware corporation
GATX
KMI subs...]

                                                                         ANNEX I

         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [SEPARATELY] furnished to the representatives of the Underwriters (the "Representatives") [AND ARE ATTACHED HERETO];

                  (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which [HAVE BEEN SEPARATELY FURNISHED TO THE REPRESENTATIVES][ARE ATTACHED HERETO]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the [ACT AND THE EXCHANGE] Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the [ACT AND THE EXCHANGE] Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                  (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) (i) the unaudited condensed consolidated
                  statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (C) the unaudited financial statements which were not
                  included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause
                  (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (vi) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in
         Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.